Indoximod Mechanism of Action

- Indoximod is an orally administered, small-molecule IDO pathway inhibitor that reverses the immunosuppressive effects of low tryptophan and high kynurenine that result from IDO activity
- Indoximod has immunostimulatory effects involving 4 main cell types: $CD8^+$ T cells, $CD4^+$ T helper cells, T regulatory cells, and dendritic cells
  - Indoximod reverses the effects of low tryptophan by increasing proliferation of effector T cells
  - Indoximod drives differentiation into T helper cells vs regulatory T cells
  - Indoximod downregulates IDO expression in dendritic cells
- Potential synergy has been shown with checkpoint blockade, chemotherapy, radiation and vaccines



Enhances Helper T:Treg balance
Treg
CD4+ T cell
Helper T cell
Treg
CD4+ T cell
Helper T cell
CD8+ T cell
Indoximod
DC
IDO+
IDO↓
Drives CD8+ T cell proliferation
Downregulates IDO protein

IDO, indoleamine 2,3-dioxygenase; Treg, T regulatory cell; DC, dendritic cell.

1. Brincks EL, et al. Poster presented at the AACR Annual Meeting. April 14-18, 2018. Abstract 3753.

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Indoximod vs Epacadostat: A Differentiated Mechanism of Action

Indoximod Drives Differentiation of Helper vs Regulatory T Cells


Indoximod
Foxp3 EC50 = 8.5 µM
Th17 EC50 = 8.8 µM
% foxp3+ among CD4+CD25+ cells
% IL-17+ among CD4+ cells
Log [Indoximod] (µM)
Treg
TH17


Epacadostat
% foxp3+ among CD4+CD25+ cells
log [Epacadostat] (µM)
No KYN Control
+ KYN Control

AACR Poster #3753 (Brincks, EL, *et al*, 2018)

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